Exhibit 99.3

Consent of Person to Become Director

I hereby consent, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named as about to become director in the Registration Statement on Form S-1 of Shimmick Construction Company, Inc., and any amendments or supplements thereto, and to the filing or attachment of this consent with such Registration Statement and any amendment or supplement thereto.

Ronald McKenzie

Name

/s/ Ronald McKenzie

Signature

December 4, 2015

Date